EXHIBIT 5.1

DAVIDOFF HUTCHER & CITRON LLP

605 Third Avenue

New York, New York 10158

(212) 557-7200

November 7, 2025

Cosmos Health Inc.

5 Agiou Georgiou, Pilea

Thessaloniki, Greece 55438

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Cosmos Health Inc., a Nevada corporation (the “Company”), in connection with the filing, with the Securities and Exchange Commission (the “Commission” or “SEC”), by the Company, of a Registration Statement on Form S-3 (such registration statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the proposed issuance and sale, from time to time pursuant to the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the “Base Prospectus”) and one or more supplements to the Base Prospectus (each, a “Prospectus Supplement”) and any free-writing prospectus(es) of the following securities of the Company (collectively, the “Securities”): (i) shares of common stock, par value $0.001 per share (the ”Common Stock”) of the Company; (ii) shares of preferred stock, par value $0.001 per share (the ”Preferred Stock”), of the Company; (iii) warrants to purchase Common Stock, Preferred Stock or any combination thereof, in each case as may be designated by the Company at the time of an offering (the “Warrants”); (iv) subscription rights to purchase Common Stock or Preferred Stock (the “Subscription Rights”); and (v) units (the “Units”) consisting of shares of Common Stock, Preferred Stock, Warrants, or any combination of the foregoing. The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities being registered is $200,000,000. We are delivering this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto will have become effective, and the Securities will be sold in the manner described in the Registration Statement and the Prospectus relating thereto.

In connection with the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. We have also reviewed such questions of law as we have deemed necessary or appropriate.

As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

1

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

i.

The shares of Common Stock to be issued by the Company have been duly authorized for issuance and, when issued and paid for, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company;

ii.

The shares of Preferred Stock to be issued by the Company have been duly authorized for issuance and, when issued and paid for, will be validly issued, fully paid and non-assessable shares of the Preferred Stock of the Company;

iii.

The Warrants, when issued and sold in accordance with a duly authorized, executed and delivered agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms;

iv.

The Subscription Rights, upon due execution and delivery of a subscription rights agreement relating thereto on behalf of the Company, and upon due execution and delivery of one or more certificates bearing such terms on behalf of the Company, will constitute valid and binding obligations of the Company in accordance with their terms;

v.

The Units, when issued and sold in accordance with a duly authorized, executed and delivered agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The foregoing opinion is limited in all respect to the facts as they currently exist and the General Corporation Law of the State of Nevada (including the applicable provisions of the Nevada Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction. We assume no obligations to revise or supplement this opinion in the event of future changes in such laws or the interpretation thereof or such facts.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Davidoff Hutcher & Citron LLP
DAVIDOFF HUTCHER & CITRON LLP

EHL/ela

cc:	Cosmos Health Inc.

2